Exhibit 99.2

LEXINGTON REALTY TRUST
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated balance sheet information as of June 30, 2012, reflects the financial position of Lexington Realty Trust (the “Trust”) as if the acquisition of the remaining common equity interest in Net Lease Strategic Assets Fund L.P. ("NLS") from Inland American (Net Lease) Sub, LLC ("Inland") that the Trust did not already own, which occurred and is valued as of September 1, 2012, had occurred on June 30, 2012. The unaudited pro forma condensed consolidated statements of operations information for the year ended December 31, 2011 and the six months ended June 30, 2012, present the results of operations of the Trust as if the acquisition of NLS had occurred on January 1, 2011.

As the Trust is accounting for the transaction as a business combination, the NLS assets acquired and liabilities assumed were valued at their estimated fair values. The determination of the fair value of the assets and liabilities and the allocation of those values in this unaudited pro forma condensed consolidated financial information have not been finalized and are based upon preliminary estimates which could differ from actual results.

This unaudited pro forma condensed consolidated financial information should be read in connection with the financial statements of the Trust for the year ended December 31, 2011, included in the Trust’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2012, as amended by the Trust's Current Report on Form 8-K filed on August 30, 2012.

This unaudited pro forma financial information is not necessarily indicative of the expected results of operations of the Trust for any future period. Differences could result from, among other considerations, future changes in the Trust’s portfolio of investments, changes in interest rates, changes in the capital structure of the Trust, changes in property level operating expenses and changes in property level revenues.

LEXINGTON REALTY TRUST
Unaudited Pro Forma Condensed Consolidated Balance Sheet Information
As of June 30, 2012
(In thousands)
	Historical	NLS
	(A)	(B)	Pro Forma
Assets:
Real estate, at cost	$3,160,236	$325,310	$3,485,546
Investments in real estate and under construction	57,250	—	57,250
Less: accumulated depreciation	693,627	—	693,627
	2,523,859	325,310	2,849,169
Properties held for sale – discontinued operations	—	32,114	32,114
Intangible assets, net	163,718	124,330	288,048
Cash and cash equivalents	50,189	(1,331)	48,858
Restricted cash	30,497	1,775	32,272
Investment in and advances to non-consolidated entities	96,826	(87,729)	9,097
Deferred expenses, net	47,454	—	47,454
Loans receivable, net	71,439	381	71,820
Rent receivable	6,972	556	7,528
Other assets, net	26,992	8	27,000
Total assets	$3,017,946	$395,414	$3,413,360

Liabilities and Equity:
Liabilities:
Mortgages and notes payable	$1,263,228	$252,517	$1,515,745
Credit facility borrowings	35,000	—	35,000
Term loan payable	206,000	—	206,000
Convertible notes payable	106,118	—	106,118
Trust preferred securities	129,120	—	129,120
Liabilities – discontinued operations	—	16,611	16,611
Dividends payable	23,987	—	23,987
Accounts payable and other liabilities	59,592	1,613	61,205
Accrued interest payable	11,941	958	12,899
Deferred revenue - including below market leases, net	85,645	1,529	87,174
Prepaid rent	16,787	2,777	19,564
Total liabilities	1,937,418	276,005	2,213,423
Shareholders' equity	1,052,186	119,035	1,171,221
Noncontrolling interests	28,342	374	28,716
Total equity	1,080,528	119,409	1,199,937
Total liabilities and equity	$3,017,946	$395,414	$3,413,360

See accompanying noted to unaudited pro forma condensed consolidated financial information.

LEXINGTON REALTY TRUST
Unaudited Pro Forma Condensed Consolidated Statement of Operations Information
for the year ended December 31, 2011
(In thousands, except share and per share data)
	Historical (AA)	Pro Forma Adjustments of NLS		Pro Forma as Adjusted
Gross revenues:
Rental	$284,808	$44,246	(BB)	$329,054
Advisory fees	2,012	(769)	(BB)	1,243
Tenant reimbursements	31,404	966	(BB)	32,370
Total gross revenues	318,224	44,443		362,667
Expense applicable to revenues:
Depreciation and amortization	(158,344)	(37,634)	(CC)	(195,978)
Property operating	(58,317)	(1,819)	(BB)	(60,136)
General and administrative	(22,207)	(310)	(BB)	(22,517)
Non-operating income	13,020	1	(BB)	13,021
Interest and amortization expense	(107,470)	(14,148)	(DD)	(121,618)
Debt satisfaction gains, net	45	—		45
Change in value of forward equity commitment	2,030	—		2,030
Impairment charges	(41,301)	—		(41,301)
Loss before benefit for income taxes, equity in earnings (losses) of non-consolidated entities and discontinued operations	(54,320)	(9,467)		(63,787)
Benefit for income taxes	826	310	(EE)	1,136
Equity in earnings (losses) of non-consolidated entities	30,334	(23,064)	(GG)	7,270
Loss from continuing operations	$(23,160)	$(32,221)		$(55,381)

Basic and Diluted EPS - Loss from continuing operations	$(0.32)			$(0.53)
Basic and Diluted weighted average common shares outstanding	152,473,336			152,473,336

See accompanying notes to unaudited pro forma condensed consolidated financial information.

LEXINGTON REALTY TRUST
Unaudited Pro Forma Condensed Consolidated Statement of Operations Information
For the Six Months Ended June 30, 2012
(In thousands, except share and per share data)

	Historical (AA)	Pro Forma Adjustments of NLS		Pro Forma as Adjusted
Gross revenues:
Rental	$148,500	$22,100	(BB)	$170,600
Advisory fees	1,088	(303)	(BB)	785
Tenant reimbursements	14,936	525	(BB)	15,461
Total gross revenues	164,524	22,322		186,846
Expense applicable to revenues:
Depreciation and amortization	(80,258)	(16,641)	(CC)	(96,899)
Property operating	(28,958)	(1,289)	(BB)	(30,247)
General and administrative	(11,588)	(395)	(BB)	(11,983)
Non-operating income	4,314	55	(BB)	4,369
Interest and amortization expense	(49,043)	(6,497)	(DD)	(55,540)
Debt satisfaction charges, net	(1,651)	—		(1,651)
Litigation reserve	(2,800)	—		(2,800)
Impairment charges	(1,348)	—		(1,348)
Loss before benefit (provision) for income taxes, equity in earnings (losses) of non-consolidated entities and discontinued operations	(6,808)	(2,445)		(9,253)
Benefit (provision) for income taxes	(515)	120	(EE)	(395)
Equity in earnings (losses) of non-consolidated entities	17,670	(9,838)	(GG)	7,832
Income (loss) from continuing operations	$10,347	$(12,163)		$(1,816)

Basic and Diluted EPS - Loss from continuing operations	$(0.04)			$(0.11)
Basic and Diluted weighted average common shares outstanding	154,353,707			154,353,707

See accompanying notes to unaudited pro forma condensed consolidated financial information.

LEXINGTON REALTY TRUST
Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited)
(Dollars in thousands)

(1) Adjustments to Pro Forma Condensed Consolidated Balance Sheet Information

The adjustments to the pro forma condensed consolidated balance sheet as of June 30, 2012 are as follows:

(A)	Reflects the Trust’s historical condensed consolidated balance sheet as of December 31, 2011.

(B)	Reflects the pro forma acquisition of NLS as follows:

Asset acquired:
Real estate	$325,310
Intangible assets	124,330
Cash	8,107
Restricted cash	1,775
Properties held for sale - discontinued operations	32,114
Loan receivable	381
Rent receivable	556
Other assets	206
Investment in non-consolidated entities	1,147

Less liabilities:
Mortgages assumed	252,517
Liabilities - discontinued operations	16,611
Accounts payable and other liabilities	1,811
Accrued interest payable	958
Deferred revenue	1,529
Prepaid rent	2,777
Net assets acquired	$217,723

Cash paid	$9,438
Less cash acquired	8,107
Cash adjustment, net	$(1,331)

Investment in non-consolidated entities acquired	$1,147
Less, investment in non-consolidated entities - historical basis	88,876
Investment in non-consolidated entities, net adjustment	$(87,729)

Noncontrolling interest in net assets acquired	$374

Other assets acquired	$206
Less, other assets - historical basis eliminated	198
Other assets adjustment, net	$8

Accounts payable and other liabilities acquired	$1,811
Less, accounts payable and other liabilities - historical basis eliminated	198
Accounts payable and other liabilities, adjustment, net	$1,613

In addition, the Trust recognized a $119,035 net non-cash gain on a pro forma basis due to the fair value valuation of the NLS assets acquired and liabilities assumed that it did not previously own and the revaluation of its investment in NLS immediately prior to the acquisition to fair value in accordance with ASC 805. This non-cash gain is subject to change when the final fair value valuation of NLS assets and liabilities is determined.

(2) Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations Information

The adjustments to the pro forma condensed consolidated statements of operations information for the year ended December 31, 2011 and six months ended June 30, 2012 are as follows:

(AA)	Reflects the Trust’s historical condensed consolidated statements of operations for the year ended December 31, 2011 and six months ended June 30, 2012.

(BB)    Reflects the pro forma acquisition of NLS as follows:
Change in rental revenues reflects (i) the recalculation of straight-line rents and (ii) the amortization of above and below market leases on a straight-line basis over the remaining term of in-place leases (8.7 weighted-average years).
Change in advisory fees reflects the elimination of asset management fees earned by the Trust related to NLS.
Change in tenant reimbursements, property operating expenses, general and administrative expenses and non-operating income reflect activities of NLS.

(CC)
Depreciation has been adjusted to reflect the total capitalized cost depreciated on a straight- line basis over the estimated economic useful life of the real estate (40 years for buildings, 8.5 years for site improvements and 6.6 weighted-average years for tenant improvements). Amortization includes the pro forma effect of amortization of intangibles on a straight-line basis over the remaining term of the respective leases (5.7 weighted-average years).

(DD)	The pro forma adjustment to interest expense reflects additional interest expense as a result of mortgages assumed in the transaction.

(EE)	Represents the tax impact related to state tax expense on NLS properties and the tax impact due to the reduction in advisory fees.

(GG)
The pro forma adjustment to equity in earnings (losses) of non-consolidated entities reflects the elimination of the equity in earnings related to NLS and the impact of a non-consolidated entity acquired in the transaction.

	Twelve months	Six months
	12/31/2011	6/30/2012
Equity in losses of new non-consolidated entity acquired	$(523)	$(255)
Less, equity in earnings of NLS	22,541	9,583
Equity in earnings (losses) of non-consolidated entities adjustment, net	$(23,064)	$(9,838)